SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 20, 1997

                                   ENZON, INC.
             (Exact name of registrant as specified in its charter)



    Delaware                          0-12957                       22-237286
State or other jurisdiction       (Commission                     (IRS Employer
  of incorporation)                  File Number)                Identification)



                20 Kingsbridge Road, Piscataway, New Jersey 08854
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (908) 980-4500




          (Former name or former address, if changed since last report)


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Item 5.  Other Events

         All 20,000 shares of the outstanding Series B Convertible Preferred Stock issued by Enzon, Inc. (the "Company") in January 1996 have been converted into shares of Common Stock of the Company. The conversions, which took place between November 12, 1996 and February 19, 1997, resulted in the issuance of 2,038,989 shares of Common Stock. To the best of the Company's knowledge all of the shares of Common Stock issued in connection with the conversions have been sold in open market transactions.

         The Preferred Stock was issued as part of the January 1996, $7,000,000 private placement of 1,094,890 shares of Common Stock and 40,000 shares of Series B Convertible Preferred Stock. In connection with the private placement, the Company also issued 638,686 five year warrants (the "Warrants") to purchase Enzon Common Stock at $4.11 per share. All of the Warrants currently remain outstanding.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 28, 1997


                                                                     ENZON, INC.
                                                                    (Registrant)

                                                     By: /S/ KENNETH J. ZUERBLIS
                                                     ---------------------------
                                                             Kenneth J. Zuerblis
                                                         Vice President, Finance
                                                             and Chief Financial
                                                                         Officer


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